UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 12, 2026

KORU Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, New Jersey	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

     not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Linda Tharby, President and Chief Executive Officer of KORU Medical Systems, Inc. (the “Company”), has announced her retirement as Chief Executive Officer effective June 30, 2026 (the “Transition Date”). Mr. Kalbermatten has been appointed to replace Ms. Tharby as the Company’s President effective March 15, 2026 and will succeed Ms. Tharby as Chief Executive Officer effective July 1, 2026. In order to facilitate an orderly transition, on March 12, 2026, the Company and Ms. Tharby entered into a separation and transition agreement and general release approved by the Board (the “Transition Agreement”) pursuant to which Ms. Tharby will continue to serve as a non-executive advisory employee following her retirement through December 31, 2026 (the “Advisory Period”). Under the Transition Agreement, Ms. Tharby may only be terminated during the Advisory Period for “Cause,” as defined in her Employment Agreement. Ms. Tharby will continue to serve on the Board through December 31, 2026 and will resign from the Board effective as of that date.

Pursuant to the Transition Agreement, Ms. Tharby will receive regular base salary through the Transition Date, a 2025 bonus at a 100% payout percentage pursuant to the Company’s Annual Incentive Compensation Plan (“AICP”) with the stock portion fully vested as of March 15, 2026, and a 2026 AICP bonus prorated solely for service through the Transition Date at the final Company payout percentage with the stock portion fully vested as of March 15, 2027.

During the Advisory Period, Ms. Tharby will receive base salary equal to 50% of the base salary in effect immediately prior to July 1, 2026, but will not be eligible for any bonus or incentive compensation for service performed after June 30, 2026.

With respect to equity-based awards previously issued to Ms. Tharby pursuant to the Company’s annual long-term incentive plan (“LTIP”), Ms. Tharby will retain all performance share units (PSUs) issued in 2024, and 50% of the PSUs issued in 2025, in each case through the end of their respective performance periods subject to performance certification and settlement pursuant to the governing award agreements. Time-based restricted stock units (RSUs) and stock options granted to Ms. Tharby in 2024 and 2025 shall continue vesting only on originally scheduled vesting dates occurring on or before December 31, 2026; provided, however, that 15,968 RSUs and 35,237 options awarded in 2024 will vest on each of March 15, 2027 and March 15, 2028, and 13,978 RSUs and 23,693 options awarded in 2025 will vest on each of May 12, 2027 and May 12, 2028. Except for the specific 2027 and 2028 vesting tranches described above, no other time-based RSUs or Options continue to vest after December 31, 2026, and all such remaining unvested awards are forfeited as of that date.

Under the Transition Agreement, Ms. Tharby acknowledged that 220,000 performance share units (“PSUs”) granted under the Sales Growth Performance Restricted Stock Award were earned and vested based on certified 2025 performance, and that 200,000 PSUs under that award had previously been cancelled for failure to meet applicable performance thresholds. All remaining unvested PSUs under that award are forfeited effective December 31, 2026. Ms. Tharby also irrevocably waived any right to vesting under the trailing four-fiscal-quarter revenue run-rate provision in her Employment Agreement, including in the event of a Change of Control. With respect to the Market Capitalization Performance Restricted Stock Award, no portion of that award may vest on or after April 12, 2026, and all such unvested shares are forfeited as of that date. All compensation and equity vesting tied to continued service ends as of December 31, 2026, and no further vesting occurs after that date except as expressly provided in the Transition Agreement.

In the event of a Change of Control (as defined in Ms. Tharby’s Employment Agreement), PSUs and RSUs that are not forfeited on or before December 31, 2026, and all Options scheduled to vest after the Change of Control will accelerate and become vested upon consummation of the transaction. Options that are already vested at the time of the Change of Control will remain exercisable in accordance with the terms of the applicable Change of Control transaction agreement.

Options that are vested and outstanding as of December 31, 2026 will remain exercisable until the earlier of June 30, 2028 or the original expiration date of the applicable award. Options that are vested and outstanding as of any date later than December 31, 2026 will remain exercisable until the earlier of eighteen months after the date on which such options become vested and exercisable or the original expiration date of the applicable award.

The Transition Agreement provides that Ms. Tharby shall not sell equity securities of the Company during the Advisory Period while serving on the Board, except with the express written permission of the Board. This restriction does not apply to net-share settlement of options solely to cover exercise price or withholding taxes, or to sale-to-cover transactions for RSUs, PSUs, or AICP share awards conducted in accordance with Company policies.

Ms. Tharby will remain eligible for Company-sponsored medical, dental, vision, disability, life insurance and 401(k), in accordance with plan terms through the Advisory Period. Following expiration of the Advisory Period, Ms. Tharby will be eligible for continuation coverage under COBRA. The Company will pay Ms. Tharby’s COBRA continuation premiums for the 12-month period beginning January 1, 2027, subject to her timely election and continued eligibility.

Ms. Tharby will receive no additional compensation for her continued Board service.

All post-employment covenants (including non-competition, non-solicitation, non-interference and confidentiality) and clawback provisions contained in any agreement with the Company will remain in effect. In addition, Ms. Tharby has agreed not to engage in any competitive business in a board or management role through the later of the end of the Advisory Period or the extended option exercise window. Upon Ms. Tharby’s request, a member of the Board will provide a mutually agreed written or oral reference acknowledging her leadership and contributions, consistent with the Company’s public communications.

In connection with Mr. Kalbermatten’s appointment as President and future appointment as Chief Executive Officer, the Company and Mr. Kalbermatten entered into an Amended and Restated Employment Agreement dated March 12, 2026 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Kalbermatten’s annual base salary will be $450,000 through June 30, 2026 and $525,000 effective July 1, 2026, in each case subject to periodic review by the Board.

For the Company’s fiscal year ending December 31, 2026, Mr. Kalbermatten will receive a pro-rated annual bonus for the 2026 fiscal year, with a 50% target for the period January 1–March 15, 2026, and an 80% target for the period March 16–December 31, 2026. The annual bonus will be payable 70% in cash and 30% in fully vested restricted stock units (“RSU’s”), subject to applicable withholding and the terms of the Company’s annual incentive compensation plan.

Mr. Kalbermatten will continue to be eligible to participate in the Company’s long-term incentive program. For 2025, Mr. Kalbermatten will receive a long-term incentive award with a value of $550,000, denominated 33% stock options, 33% RSUs, and 33% PSUs. For 2026, which is anticipated to be granted in March/April 2027, Mr. Kalbermatten’s target long-term incentive (“LTI”) award will have a grant value of $1,250,000, with an intended mix of 50% performance share units (“PSUs”), 25% RSUs and 25% stock options, subject to Compensation Committee approval and the terms of the Company’s 2024 Omnibus Equity Incentive Plan and applicable award agreements. For years after 2026, Mr. Kalbermatten’s target LTI value will be not less than $1,250,000, with mix determined annually by the Compensation Committee.

In connection with Mr. Kalbermatten’s appointment as Chief Executive Officer, Mr. Kalbermatten will receive a one-time PSU award effective July 1, 2026 with a grant value of $1,250,000 (the “Promotion PSU”). Vesting will be subject to certification by the Compensation Committee based on multi-year performance objectives comprised of (i) revenue growth (weighted 75%) and (ii) a market capitalization objective (weighted 25%), with the detailed performance tiers and measurement mechanics, including specified over- and under-achievement tiers, as set forth in the applicable award documentation.

The Company will cause the Board to appoint Mr. Kalbermatten to the Board effective January 1, 2027, subject to the Company’s organizational documents, applicable law and Nasdaq Capital Market rules.

The Employment Agreement retains customary termination provisions, including definitions of “Cause” and “Good Reason.” In the event of a qualifying termination by the Company without Cause or by Mr. Kalbermatten for Good Reason, Mr. Kalbermatten is eligible for severance benefits as set forth in the Employment Agreement, including (i) salary continuation for 12 months (subject to execution of a general release), (ii) payment of an amount equal to 100% of the annual bonus target, paid in accordance with the Company’s normal payroll cycle over the 12-month severance period, (iii) employer-paid health insurance premiums during the applicable severance period, and (iv) limited vesting acceleration of certain time-based equity awards as set forth in the Employment Agreement.

In a termination of employment other than in connection with a “Change of Control”, as defined in the Employment Agreement, the Promotion PSU and LTI awards will automatically vest upon the conditions as set forth in the Employment Agreement. In the event of termination of employment without Cause or resignation for Good Reason within three months before or twelve months after a Change of Control transaction, all time-based equity awards vest in full, and PSUs vest only to the extent applicable performance criteria are satisfied.

The Employment Agreement includes customary confidentiality and restrictive covenant provisions, including non-competition and non-solicitation restrictions.

The foregoing descriptions of the Transition Agreement and Employment Agreement are qualified in their entirety by reference to the Transition Agreement and Employment Agreement, respectively, which is filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

10.1	Separation and Transition Agreement and General Release, dated as of March 12, 2026, between KORU Medical Systems, Inc. and Linda Tharby.*

10.2	Amended and Restated Employment Agreement, dated as of March 12, 2026, by and between KORU Medical Systems, Inc. and Adam Kalbermatten.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) is the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU Medical Systems, Inc. (Registrant)

Date: March 13, 2026	By:	/s/ Thomas Adams
Thomas Adams Chief Financial Officer